Exhibit 99.1

Atara Bio Announces First Quarter 2016 Financial Results and Recent Highlights

SOUTH SAN FRANCISCO, Calif., May 5, 2016 (GLOBE NEWSWIRE) -- Atara Biotherapeutics, Inc. (Nasdaq:ATRA), a biopharmaceutical company focused on developing meaningful therapies for patients with severe and life-threatening diseases that have been underserved by scientific innovation, today reported financial results for the first quarter ended March 31, 2016 and recent operational highlights.

“We continue to advance our allogeneic T-cell therapy platform, including our EBV, CMV and WT1 product candidates,” said Isaac Ciechanover, Chief Executive Officer and President of Atara Bio. “This quarter we prepared for the initiation of our upcoming expanded access trial for our EBV-CTLs and advanced our discussions with the FDA for the planned pivotal trials and associated manufacturing. We have also continued our discussions with EMA regarding late stage development to support registration. In addition, we have expanded our efforts beyond hematologic malignancies to EBV-related solid tumors such as nasopharyngeal carcinoma as well as autoimmune conditions.”

Recent Highlights and Upcoming Milestones

•	Executed on key milestones towards late-stage clinical development for the Company’s allogeneic Epstein-Barr virus Cytotoxic T-lymphocyte (EBV-CTL) product candidate, including:
o	Preparing to initiate a multi-center expanded access trial of EBV-CTL at transplant centers in the U.S. in the second quarter of 2016.
o

Planning for the commencement of two pivotal clinical trials of EBV-CTL for rituximab-refractory EBV Post-Transplant Lymphoproliferative Disorder (EBV-PTLD) following hematopoietic cell transplant (HCT) as well as solid organ transplant (SOT) towards the end of 2016.

•

Granted orphan drug designation by both the U.S. Food and Drug Administration (FDA) and the European Medicines Agency (EMA) for EBV-CTL for the treatment of patients with EBV-PTLD. Also accepted into the EMA’s Adaptive Pathways project, and intend to seek scientific advice from the EMA later this year.

•	Transferred IND from Memorial Sloan Kettering (MSK) to Atara Bio for the Company’s Cytomegalovirus Cytotoxic T-Lymphocyte (CMV-CTL) product candidate.

•	The Company plans to discuss clinical trial design for CMV-CTLs with FDA this year and intends to commence a late stage trial for the treatment of CMV infection in 2017.

•

Collaborating investigators at QIMR Berghofer Medical Research Institute presented positive clinical data including survival benefit with autologous targeted EBV-CTLs for the treatment of EBV-associated nasopharyngeal cancer (NPC) at the 2016 American Association for Cancer Research (AACR) Annual Meeting.

•

Initial data related to the treatment of EBV-associated NPC with allogeneic EBV-CTLs to be presented by the Company’s collaborating investigators, MSK, during the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting to be held in Chicago, Illinois from June 3-7.

•	Initial safety data from the open-label dose escalation portion of the Activin A inhibitor, STM 434, Phase 1 trial in advanced solid tumors to be presented during the upcoming ASCO Annual Meeting.

First Quarter 2016 Financial Results

•	Cash and investments as of March 31, 2016 totaled $306.4 million, which the Company believes will be sufficient to fund its planned operations through 2018.

•	The Company reported a net loss of $16.6 million, or $0.58 per share, for the first quarter of 2016, as compared to a net loss of $9.2 million, or $0.42 per share, for the first quarter of 2015.
•

Total research and development expenses were $11.2 million for the first quarter of 2016, compared to $5.8 million for the first quarter of 2015, including $2.2 million and $1.3 million of non-cash stock-based compensation expenses, respectively. The increase was primarily due to higher clinical trial, manufacturing and headcount-related expenses associated with the EBV-CTL program as a result of expanded clinical development activities.

•

General and administrative expenses were $5.8 million for the first quarter of 2016, compared to $3.5 million for the first quarter of 2015, including $2.5 million and $1.2 million of non-cash stock-based compensation expenses, respectively. The increase was primarily due to an increase in compensation-related expenses driven by increased headcount.

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. is a biopharmaceutical company focused on developing meaningful therapies for patients with severe and life-threatening diseases that have been underserved by scientific innovation, with an initial focus on immunotherapy and oncology. Atara Bio’s programs include T-cell product candidates and molecularly targeted product candidates. The T-cell product candidates include EBV-CTL, CMV-CTL and WT1-CTL and harness the power of the immune system to recognize and attack cancer cells and cells infected with certain viruses. The molecularly targeted product candidates include STM 434. These product candidates target activin and myostatin, members of the TGF-beta family of proteins, and have demonstrated the potential to have therapeutic benefit in a number of clinical indications.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding the initiation of a multi-center expanded access trial of EBV-CTL at transplant centers in the U.S. in the second quarter of 2016, commencement of two pivotal clinical trials of EBV-CTL for rituximab-refractory EBV-PTLD following HCT as well as SOT towards the end of 2016, the intent to seek scientific advice from the EMA later this year, the intent to commence a pivotal trial for the treatment of CMV infection in 2017, the belief that cash and investments as of March 31, 2016 will be sufficient to fund the Company’s planned operations through 2018, data presentations during the upcoming ASCO Annual Meeting, and the applicability of these results to allogeneic product development through the Atara-QIMR Berghofer collaboration. Because such statements deal with future events and are based on Atara Bio’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara Bio could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including those discussed under the heading “Risk Factors” in Atara Bio’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 4, 2016, including the documents incorporated by reference therein, and subsequent filings with the SEC. Except as otherwise required by law, Atara Bio disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Atara Biotherapeutics, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands)

	March 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$ 22,056	$ 23,746
Short-term investments	284,347	296,736
Restricted cash	194	194
Prepaid expenses and other current assets	5,144	3,921
Total current assets	311,741	324,597
Property and equipment, net	1,148	270
Other assets	89	108
Total assets	$ 312,978	$ 324,975

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$ 1,896	$ 1,445
Accrued compensation	1,337	2,624
Accrued research and development expenses	4,430	5,112
Other accrued liabilities	1,197	528
Total current liabilities	8,860	9,709
Long-term liabilities	284	166
Total liabilities	9,144	9,875

Commitments and contingencies

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	418,451	413,725
Accumulated other comprehensive income (loss)	51	(518)
Accumulated deficit	(114,671)	(98,110)
Total stockholders’ equity	303,834	315,100
Total liabilities and stockholders’ equity	$ 312,978	$ 324,975

Atara Biotherapeutics, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2016	2015
Operating expenses:
Research and development	$ 11,247	$ 5,767
General and administrative	5,814	3,544
Total operating expenses	17,061	9,311
Loss from operations	(17,061)	(9,311)
Interest and other income, net	503	153
Loss before provision for income taxes	(16,558)	(9,158)
Provision for income taxes	3	2
Net loss	$ (16,561)	$ (9,160)
Other comprehensive loss:
Unrealized gain on available-for-sale securities	569	82
Comprehensive loss	$ (15,992)	$ (9,078)
Net loss per common share:
Basic and diluted net loss per common share	$ (0.58)	$ (0.42)

Weighted-average common shares outstanding used to calculate basic and diluted net loss per common share	28,541,896	21,918,467

INVESTOR & MEDIA CONTACT:

Investors:	Media:
Steve Klass	Justin Jackson
212-213-0006 x331	212-213-0006 x327
sklass@burnsmc.com	jjackson@burnsmc.com